SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 15, 2007
SWIFT Master Auto Receivables Trust
(Issuing Entity with respect to Securities)
Wholesale Auto Receivables LLC
(Depositor with respect to Securities)
GMAC LLC
(Sponsor with respect to Securities)

Delaware (State or Other Jurisdiction of Incorporation)	333-131524-02 (Commission File Number)	38-3082709 (I.R.S. Employer Identification Number)

Mark E. Newman Wholesale Auto Receivables LLC 200 Renaissance Center
Detroit, Michigan		48265

(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(313)665-6266

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Incorporation of Certain Documents by Reference
     The registrant has filed a final prospectus supplement, dated June 12, 2007, setting forth a description of the collateral pool and the proposed structure of $1,786,000,000 Class A Floating Rate Asset Backed Notes, Series  2007-1 (the “Class A Notes”), $164,500,000 Class B Floating Rate Asset Backed Notes, Series 2007-1 (the “Class B Notes”) and $70,500,000 Class C Floating Rate Asset Backed Notes, Series 2007-1 (the “Class C Notes,” and collectively with the Class A Notes and the Class B Notes, the “Offered Notes”), $23,500,000 Class D Floating Rate Asset Backed Notes, Series 2007-1, and $305,500,000 Class E Floating Rate Asset Backed Notes, Series 2007-1, by SWIFT Master Auto Receivables Trust. Only the Offered Notes are being offered publicly for sale.
Item 9.01. Exhibits

Exhibit 5.1	The following is filed as an Exhibit to this Report under Exhibit 5.1.

Opinion of Counsel of Kirkland & Ellis LLP, dated as of June 15, 2007.

Exhibit 8.1	The following is filed as an Exhibit to this Report under Exhibit 8.1.

Opinion of Counsel of Kirkland & Ellis LLP, dated as of June 15, 2007.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLESALE AUTO RECEIVABLES LLC

By: Name:	/s/ William J. McGrane III William J. McGrane III
Title:	Controller
Dated: June 15, 2007

EXHIBIT INDEX

Exhibit No.	Description

EX 5.1	Opinion of Counsel of Kirkland & Ellis LLP, dated as of June 15, 2007.

EX 8.1	Opinion of Counsel of Kirkland & Ellis LLP, dated as of June 15, 2007.